Exhibit 10.3

FIRST AMENDMENT TO
M/I HOMES, INC.
2009 LONG-TERM INCENTIVE PLAN

This First Amendment (this “Amendment”) to the M/I Homes, Inc. 2009 Long-Term Incentive Plan (the “Plan”) is effective as of May 5, 2009.

WHEREAS, M/I Homes, Inc. previously adopted the Plan; and

WHEREAS, pursuant to Section 13.1 of the Plan, M/I Homes, Inc. desires to amend the Plan as set forth in this Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.           The last sentence of Article XI is hereby deleted in its entirety and the following is substituted therefore:

Except as otherwise provided in the Plan, the vesting conditions of an Award may only be accelerated upon the death, termination due to Disability, or Retirement of the Participant.

IN WITNESS WHEREOF, M/I Homes, Inc. has caused this Amendment to be executed by its duly authorized officer effective as of the date set forth above.

M/I HOMES, INC.

/s/J. Thomas Mason

J. Thomas Mason,
Executive Vice President and General Counsel